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EXHIBIT 99.1

FLEX REPORTS FOURTH QUARTER AND FISCAL 2025 RESULTS

Austin, Texas, May 7, 2025 – Flex (NASDAQ: FLEX) today announced results for its fourth quarter and fiscal year ended March 31, 2025.

Fourth Quarter Fiscal Year 2025 Highlights:

•Net Sales: $6.4 billion
•GAAP Operating Income: $305 million
•Adjusted Operating Income: $396 million
•GAAP Net Income attributable to Flex Ltd: $222 million
•Adjusted Net Income attributable to Flex Ltd: $285 million
•GAAP Earnings Per Share: $0.57
•Adjusted Earnings Per Share: $0.73

Fiscal Year 2025 Results of Operations:

•Net Sales: $25.8 billion
•GAAP Operating Income: $1,169 million
•Adjusted Operating Income: $1,459 million
•GAAP Net Income attributable to Flex Ltd: $838 million
•Adjusted Net Income attributable to Flex Ltd: $1,055 million
•GAAP Earnings Per Share: $2.11
•Adjusted Earnings Per Share: $2.65

An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedules II and V attached to this press release.

"We had a very strong finish to the year, with record adjusted operating margins for both Q4 and for the full year, and we delivered our fifth consecutive year of double-digit adjusted EPS growth,” said Revathi Advaithi, CEO of Flex. “As we look to FY 2026, we continue to see strong demand from our data center customers as we continue to shift the portfolio towards more profitable business."

First Quarter Fiscal 2026 Guidance

•Revenue: $6.0 billion to $6.5 billion
•GAAP Operating Income: $278 million to $318 million
•Adjusted Operating Income: $330 million to $370 million
•GAAP EPS: $0.46 to $0.54
•Adjusted EPS: $0.58 to $0.66 which excludes $0.07 for net stock-based compensation expense and $0.05 for net intangible amortization.

Fiscal Year 2026 Guidance

•Revenue: $25.0 billion to $26.8 billion
•GAAP EPS: $2.35 to $2.55
•Adjusted EPS: $2.81 to $3.01 which excludes $0.31 for net stock-based compensation expense and $0.15 for net intangible amortization.

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Webcast and Conference Call

The Flex management team will host a conference call today at 7:30 AM (CT) / 8:30 AM (ET) to review fourth quarter and fiscal 2025 results. A live webcast of the event and slides will be available on the Flex Investor Relations website at http://investors.flex.com. An audio replay and transcript will also be available after the event on the Flex Investor Relations website.

About Flex

Flex (Reg. No. 199002645H) is the manufacturing partner of choice that helps a diverse customer base design and build products that improve the world. Through the collective strength of a global workforce across 30 countries and responsible, sustainable operations, Flex delivers technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets.
Contacts

Investors & Analysts
David Rubin
Vice President, Investor Relations
(408) 577-4632
David.Rubin@flex.com

Media & Press
Yvette Lorenz
Director, Corporate PR and Executive Communications
(415) 225-7315
Yvette.Lorenz@flex.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements related to our future financial results and our guidance for future financial performance (including expected revenues, operating income, margins and earnings per share). These forward-looking statements are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause the actual outcomes and results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. These risks include: that we may not achieve our expected future operating results; the effects that the current and future macroeconomic environment, including inflationary pressures, currency volatility, stagflation, slower economic growth or recession, and high or rising interest rates, could have on our business and demand for our products; geopolitical uncertainties and risks, including impacts from trade conflicts, the termination and renegotiation of international trade agreements and trade policies, or a further escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, any of which could lead to disruption, instability, and volatility in global markets and negatively impact our operations and financial performance; supply chain disruptions, logistical constraints, manufacturing interruptions or delays, or the failure to accurately forecast customer demand; our dependence on industries that continually produce technologically advanced products with short product life cycles; the impact of fluctuations in the pricing or availability of raw materials and components, labor and energy; the short-term nature of our customers' commitments and rapid changes in demand may cause supply chain issues, excess and obsolete inventory and other issues which adversely affect our operating results; our dependence on a small number of customers; our industry is extremely competitive; that the expected revenue and margins from recently launched programs may not be realized; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; the possibility that benefits of our restructuring actions may not materialize as expected; a breach of our IT or physical security systems, or violation of data privacy laws, may cause us to incur significant legal and financial exposure and adversely affect our operations; risks associated with acquisitions and divestitures, including the possibility that we may not fully realize their projected benefits; hiring and retaining key personnel; that recent changes or future changes in tax laws in certain jurisdictions where we operate could materially impact our tax expense; litigation and regulatory investigations and proceedings; risks related to the spin-off of Nextracker, and the transactions related thereto, including the qualification of these transactions for their intended tax treatment; the impact and effects on our business, results of operations and financial condition of union disputes or other labor disruptions as well as unforeseen or catastrophic events; the effects that current and future credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations to us and our ability to pass through costs to our customers; the success of certain of our activities depends on our ability to protect our intellectual property rights and we may be exposed to claims of infringement, misuse or breach of license agreements; physical and operational risks from natural disasters, severe weather events, or climate change; we may be exposed to product liability and product warranty liability; we may be exposed to financially troubled customers or suppliers; our compliance with legal and regulatory requirements; changes in laws, regulations, or policies that may impact our business, including those related to trade policy and tariffs and climate change; our ability to

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meet sustainability, including environmental, social and governance, expectations or standards or achieve sustainability goals.

Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and in our subsequent filings with the U.S. Securities and Exchange Commission. Flex assumes no obligation to update any forward-looking statements, which speak only as of the date they are made.

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SCHEDULE I

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Three-Month Periods Ended
	March 31, 2025	March 31, 2024
GAAP:
Net sales	$6,398	$6,169
Cost of sales	5,807	5,658
Restructuring charges	28	74
Gross profit	563	437
Selling, general and administrative expenses	234	261
Restructuring charges	3	1
Intangible amortization	21	16
Operating income	305	159
Interest expense	52	52
Interest income	13	12
Other charges (income), net	(13)	8
Equity in earnings (losses) of unconsolidated affiliates	—	6
Income from continuing operations before income taxes	279	117
Provision for (benefit from) income taxes	57	(278)
Net income attributable to Flex Ltd.	$222	$395

GAAP EPS:
Diluted earnings per share attributable to the shareholders of Flex Ltd.	$0.57	$0.93

Diluted shares used in computing per share amounts	389	425

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

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FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Twelve-Month Periods Ended
	March 31, 2025	March 31, 2024
GAAP:
Net sales	$25,813	$26,415
Cost of sales	23,584	24,395
Restructuring charges	70	155
Gross profit	2,159	1,865
Selling, general and administrative expenses	904	922
Restructuring charges	16	20
Intangible amortization	70	70
Operating income	1,169	853
Interest expense	218	207
Interest income	61	56
Other charges (income), net	(14)	44
Equity in earnings (losses) of unconsolidated affiliates	(3)	8
Income from continuing operations before income taxes	1,023	666
Provision for (benefit from) income taxes	185	(206)
Net income from continuing operations	838	872
Net income from discontinued operations, net of tax	—	373
Net income	838	1,245
Net income attributable to noncontrolling interest and redeemable noncontrolling interest	—	239
Net income attributable to Flex Ltd.	$838	$1,006

GAAP EPS:
Diluted earnings per share from continuing operations	$2.11	$1.98
Diluted earnings per share from discontinued operations	—	0.30
Diluted earnings per share attributable to the shareholders of Flex Ltd.	$2.11	$2.28

Diluted shares used in computing per share amounts	398	441

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

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SCHEDULE II

FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In millions, except per share amounts)
	Three-Month Periods Ended
	March 31, 2025	March 31, 2024

GAAP operating income	$305	$159
Intangible amortization	21	16
Stock-based compensation expense	32	27
Restructuring charges	30	75
Customer related asset impairment	4	14
Legal and other	4	42
Non-GAAP operating income	$396	$333

GAAP provision for (benefit from) income taxes	$57	$(278)
Intangible amortization benefit	5	2
Tax benefit on release of U.S. valuation allowance	—	461
Tax expense on foreign subsidiaries indefinite reinvestment assertion change	—	(135)
Other tax related adjustments	3	(9)
Non-GAAP provision for income taxes	$65	$41

GAAP net income from continuing operations	$222	$395
Intangible amortization	21	16
Stock-based compensation expense	32	27
Restructuring charges	30	75
Customer related asset impairment	4	14
Legal and other	4	42
Interest and other, net	(20)	—
Equity in earnings of unconsolidated affiliates	—	(6)
Adjustments for taxes	(8)	(319)
Non-GAAP net income from continuing operations	$285	$244

Diluted earnings per share from continuing operations:
GAAP	$0.57	$0.93
Non-GAAP	$0.73	$0.57

See the accompanying notes on Schedule V attached to this press release.

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FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In millions, except per share amounts)
	Twelve-Month Periods Ended
	March 31, 2025	March 31, 2024

GAAP operating income	$1,169	$853
Intangible amortization	70	70
Stock-based compensation expense	125	113
Restructuring charges	84	172
Customer related asset impairment	2	14
Legal and other	9	45
Non-GAAP operating income	$1,459	$1,267

GAAP provision for (benefit from) income taxes	$185	$(206)
Intangible amortization benefit	15	11
Tax benefit on release of U.S. valuation allowance	—	461
Tax expense on foreign subsidiaries indefinite reinvestment assertion change	—	(135)
Other tax related adjustments	43	7
Non-GAAP provision for income taxes	$243	$138

GAAP net income from continuing operations	$838	$872
Intangible amortization	70	70
Stock-based compensation expense	125	113
Restructuring charges	84	172
Customer related asset impairment	2	14
Legal and other	9	45
Interest and other, net	(15)	11
Equity in earnings of unconsolidated affiliates	—	(6)
Adjustments for taxes	(58)	(344)
Non-GAAP net income from continuing operations	$1,055	$947

Diluted earnings per share from continuing operations:
GAAP	$2.11	$1.98
Non-GAAP	$2.65	$2.15

See the accompanying notes on Schedule V attached to this press release.

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SCHEDULE III

FLEX
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
	As of March 31, 2025	As of March 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$2,289	$2,474
Accounts receivable, net of allowance for doubtful accounts	3,671	3,033
Contract assets	616	249
Inventories	5,071	6,205
Other current assets	1,194	1,031
Total current assets	12,841	12,992

Property and equipment, net	2,330	2,269
Operating lease right-of-use assets, net	562	601
Goodwill	1,341	1,135
Other intangible assets, net	343	245
Other non-current assets	964	1,015
Total assets	$18,381	$18,257

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Bank borrowings and current portion of long-term debt	$1,209	$—
Accounts payable	5,147	4,468
Accrued payroll and benefits	560	488
Deferred revenue and customer working capital advances	1,957	2,615
Other current liabilities	977	968
Total current liabilities	9,850	8,539

Long-term debt, net of current portion	2,483	3,261
Operating lease liabilities, non-current	456	490
Other non-current liabilities	590	642
Total liabilities	13,379	12,932

Total shareholders' equity	5,002	5,325

Total liabilities and shareholders' equity	$18,381	$18,257

See the accompanying notes on Schedule V attached to this press release.

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SCHEDULE IV

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Twelve-Month Periods Ended
	March 31, 2025	March 31, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$838	$1,245
Depreciation, amortization and other impairment charges	539	537
Changes in working capital and other, net	128	(456)
Net cash provided by operating activities	1,505	1,326

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(438)	(530)
Proceeds from the disposition of property and equipment	15	25
Acquisitions of businesses, net of cash acquired	(405)	—
Proceeds from divestiture of businesses, net of cash held in divested businesses	(21)	12
Other investing activities, net	11	1
Net cash used in investing activities	(838)	(492)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank borrowings and long-term debt	499	2
Repayments of bank borrowings and long-term debt	(58)	(409)
Payments for repurchases of ordinary shares	(1,257)	(1,298)
Proceeds from issuances of Nextracker shares	—	552
Payment for purchase of Nextracker LLC units from TPG	—	(57)
Capital reduction from Nextracker spin off	—	(368)
Other financing activities, net	(5)	(78)
Net cash used in financing activities	(821)	(1,656)

Effect of exchange rates on cash and cash equivalents	(31)	2
Net decrease in cash and cash equivalents	(185)	(820)
Cash and cash equivalents, beginning of year	2,474	3,294
Cash and cash equivalents, end of year	$2,289	$2,474

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SCHEDULE V

FLEX AND SUBSIDIARIES
NOTES TO SCHEDULE I and II

(1)    To supplement Flex's unaudited selected financial data presented consistent with U.S. Generally Accepted Accounting Principles ("GAAP"), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude certain legal and other charges, restructuring charges, customer-related asset impairments (recoveries), stock-based compensation expense, intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flex's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flex's results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company's performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Also, when evaluating potential acquisitions, we exclude certain items described below from consideration of the target’s performance and valuation. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•the ability to make more meaningful period-to-period comparisons of the Company’s ongoing operating results;
•the ability to better identify trends in the Company’s underlying business and perform related trend analysis;
•a better understanding of how management plans and measures the Company’s underlying business; and
•an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share units granted to employees and assumed in business acquisitions. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes

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that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Restructuring charges include severance charges at existing sites and corporate SG&A functions as well as asset impairment, and other charges related to the closures and consolidations of certain operating sites and targeted activities to restructure the business. These costs may vary in size based on the Company’s initiatives, are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company in its non-GAAP measures.

During the three and twelve-month periods ended March 31, 2025, the Company recognized approximately $30 million and $84 million of restructuring charges, respectively, most of which related to employee severance. During the three and twelve-month periods ended March 31, 2024, the Company recognized approximately $75 million and $172 million of restructuring charges, respectively, most of which related to employee severance.
Customer related asset impairments may consist of non-cash impairments of property and equipment to estimated fair value for customers from whom we have disengaged or are in the process of disengaging as well as additional provisions for doubtful accounts receivable for customers that are experiencing financial difficulties and inventory that is considered non-recoverable that is written down to net realizable value. In subsequent periods, the Company may recover a portion of the costs previously incurred related to assets impaired or reduced to net realizable value. During the three and twelve-month periods ended March 31, 2025, the Company recognized approximately $4 million and $2 million of customer related asset impairments, respectively. During the three and twelve-month periods ended March 31, 2024, the Company recognized approximately $14 million of customer related asset impairments. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

Legal and other consist primarily of costs not directly related to core business results and may include matters relating to commercial disputes, government regulatory and compliance, intellectual property, antitrust, tax, employment or shareholder issues, product liability claims and other issues on a global basis as well as acquisition related costs and asset impairment. During the fourth quarter and for the fiscal year ended March 31, 2024, the Company recognized a $50 million loss contingency for a commercial dispute related to a construction matter with related production objectives. During fiscal year 2025, the Company accrued $5 million related to asset impairment and $4 million related to acquisitions costs. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

Interest and other, net consist of various other types of items that are not directly related to ongoing or core business results, such as the gain or losses related to certain divestitures, currency translation reserve write-offs upon liquidation of certain legal entities, debt extinguishment costs and impairment charges or gains associated with certain non-core investments. The Company excludes these items because they are not related to the Company’s ongoing operating performance or do not affect core operations. Excluding these amounts provides investors with a basis to compare Company performance against the performance of other companies without this variability. During the fourth quarter of fiscal year 2025, the Company realized a $19 million bargain purchase gain from an acquisition where the fair value of identifiable assets was in excess of the purchase consideration.

Equity in earnings (losses) of unconsolidated affiliates consists of various other types of items that are not directly related to ongoing or core business results, such as gains (losses) associated with certain non-core investments. The Company excludes these items because they are not related to the Company’s ongoing operating performance or do not affect core operations. Excluding these amounts provides investors with a basis to compare Company performance against the performance of other

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companies without this variability. In fiscal year 2024, the Company recognized approximately $6 million equity in earnings from the value increases in certain non-core investment funds. No such event occurred in fiscal year 2025.

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable. During the three and twelve-month periods ended March 31, 2025, the Company recorded $8 million and $58 million net benefits, respectively. During the three and twelve-month periods ended March 31, 2024, the Company recorded $319 million and $344 million net benefits, respectively, of which the majority relates to a $461 million benefit from a release of a valuation allowance previously applied to the Company's U.S. deferred tax assets, partially offset by an expense of $135 million reflecting a change in the Company's assertion to indefinitely reinvest its earnings in China.